UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2011

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI		48170-2461
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”) of the Company was held on November 15, 2011 at the Company’s headquarters in Plymouth, Michigan. Of the 8,467,844 shares of the Company’s common stock issued, outstanding and entitled to vote at the 2010 Annual Meeting, a total of 7,836,639 shares (or approximately 92.55%) were represented in person or by proxy at the meeting.  Set forth below are the final voting results for the proposals voted on at the 2011 Annual Meeting.

1.              Election of eight nominees to the Company’s Board of Directors for a one-year term expiring at the 2012 Annual Meeting of Shareholders, or until their successors are duly elected and qualified:

Nominee	For	Number of Shares Withheld	Broker Non-Votes
David J. Beattie	4,930,288	963,710	1,942,641
Kenneth R. Dabrowski	4,935,288	958,710	1,942,641
Philip J. DeCocco	2,971,870	2,922,128	1,942,641
W. Richard Marz	4,935,288	958,710	1,942,641
Robert S. Oswald	4,933,537	960,461	1,942,641
James A. Ratigan	4,892,138	1,001,860	1,942,641
Harry T. Rittenour	4,939,005	954,993	1,942,641
Terryll R. Smith	4,891,288	1,002,710	1,942,641

As a result, each nominee was elected by the Company’s shareholders, as recommended by the Board of Directors.

2.              Approval of the Amendment to, and Performance Measures under, the 2004 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
4,250,290	1,277,799	365,909	1,942,641

As a result, the amendment to, and performance measures under, the 2004 Stock Incentive Plan was ratified and approved by the Company’s shareholders, as recommended by the Board of Directors.

3.              Ratification of Selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012:

For	Against	Abstain
7,825,652	5,479	5,508

As a result, the selection of Grant Thornton was ratified and approved by the Company’s shareholders, as recommended by the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC. Registrant)

Date: November 21, 2011	/s/ David W. Geiss
By: David W. Geiss Title: Vice President, General Counsel